SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 19, 2007

Who’s Your Daddy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-33519	98-0360989
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 108, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-5470

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item4.02(b)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(i)          In response to SEC comments dated August 28, 2007 regarding accounting treatment of the convertible debt issued by the Company in 2005, the Company has hired an outside accounting expert to evaluate its method of accounting for this debt.  While the expert’s report is not completed, he concluded on November 14, 2007 that the accounting treatment needs to be changed to fully comply with prevailing accounting requirements.  Further, he has concluded and that these changes will be material and will require a restatement of the 2005 financial statements and an amended Report on Form 10K for the year 2005 to reflect the non-cash accounting impacts related to this convertible debt.

   (ii)          Based on the conclusions of the outside expert, the Company’s auditors, Baum & Co., P.A., notified the Company on November 14, 2007 that the firm is withdrawing its audit opinion for the 2005 financial statements, pending restated financials and an amended Report of Form 10K for 2005.  The Company is advising investors not to rely on the 2005 financial statements as filed and to wait for the amended 2005 statements.

(iii)        The Company has discussed with Baum & Co. the matters disclosed in this current report on Form 8-K.

(iv)        The Company has requested that Baum & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.  A copy of this letter is attached as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Who’s Your Daddy, Inc.

Date: November 16, 2007	By:	/s/ Edon Moyal
Name: Edon Moyal
Title: Chief Executive Officer